UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2012

CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio	44131
(Address of principal executive offices)	(Zip Code)

216-447-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 30, 2012, the Company entered into an amendment (the “Amendment”) to that certain Credit Agreement, dated as of June 4, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, Bank of America, N.A., as administrative agent, and the other financial institutions from time to time party thereto.

The Amendment modifies the leverage requirements contained in the Credit Agreement and is effective as of August 30, 2012. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 hereto, and incorporated herein by reference. A copy of the press release announcing the Amendment is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amendment to the Credit Agreement, dated as of August 30, 2012, by and among CBIZ, Inc., Bank of America, N.A., as administrative agent, and the other financial institutions from time to time party to the Credit Agreement.

99.1	Press Release of CBIZ, Inc. dated August 30, 2012, announcing the Amendment of its unsecured credit agreement effective August 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 4, 2012	CBIZ, INC.

	By:	/s/ Ware H. Grove
	Name:	Ware H. Grove
	Title:	Chief Financial Officer

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